EXHIBIT 10.22
                           AMENDED SECURITY AGREEMENT

   AMENDED SECURITY AGREEMENT made as of the 4th day of July, 1999 by and among CONTINENTAL HERITAGE CORPORATION ("Debtor"), VISIONQUEST WORLDWIDE, INC. ("VisionQuest") and GERALD M. HOLLAND, as Disbursement Agent. As used herein, unless otherwise stated, all defined names and terms shall have the meaning set forth in the May 27, 1999 Security Agreement ("Initial Agreement"). RECITALS

   A. Under the provisions of Section 1 of the Initial Agreement, VisionQuest, in order to secure payment of the Debtor's indebtedness evidenced by a promissory note in the principal amount of $200,000 dated May 27, 1999 (hereinafter referred to as the "$200,000 Note"), granted and conveyed to the Secured Party a security interest in the Goods and Inventory of VisionQuest as set forth in said Section 1.

   B. Pursuant to the terms of the Loan Agreement of February 9, 1999 among the Payees, the Debtor and certain other persons (the "Loan Agreement"), the Debtor has the right to borrow as an Additional Loan up to $500,000, of which it has to date borrowed $200,000, which debt is evidenced by the $200,000 Note.

   C. The Debtor has exercised its right to borrow the balance of the $500,000, to wit, $300,000, and has requested the Payees to advance to it from time to time up to $300,000, which additional loan is to be evidenced by a promissory note of Debtor in the principal amount of $300,000 dated the date of this Amended Security Agreement (hereinafter called the "$300,000 Note").

   D. The Debtor, VisionQuest and Gerald M. Holland, as Disbursement Agent on behalf of the Payees, have agreed that this Amended Security Agreement shall replace the Initial Agreement, so as to secure both the indebtedness of Debtor to the Payees in the amounts of $200,000 and $300,000, with interest at the rate of 10% per annum, payable commencing March 31, 2000 to and including August 31, 2000, as evidenced by and provided in the $200,000 Note and the $300,000 Note, respectively.

NOW, THEREFORE, it is agreed that the Initial Agreement shall be amended to read as follows:

1. To secure the payment of the indebtedness of the Debtor in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) with interest at the rate of 10% per annum, payable commencing March 31, 2000 to and including August 31, 2000 as evidenced by the $200,000 Note and the $300,000 Note, VisionQuest, a wholly owned subsidiary of the Debtor, hereby grants and conveys to the Secured Party a security interest in

   (a) the "Goods" and "Inventory" of VisionQuest as such terms are defined in the Uniform Commercial Code of each of Nevada and Texas, and as the same may exist from time to time hereinafter (hereinafter collectively called the "Collateral"),

   (b) all increases, substitutions, replacements, additions and accessions thereto.

   2. VisionQuest agrees to:

   (a) defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral, except for the security interest granted hereby, is lawfully owned by VisionQuest and is now and shall hereafter be free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments except as may be set forth in this Agreement.

   (b) on demand of the Secured Party to do the following: furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Secured Party in the Collateral and pay all costs of filing in connection therewith.

   (c) to keep the Collateral at one of the following locations:

   (i) c/o ODC Integrated Logistics, 450 Lillard Drive, Sparks, NV  89434; and

   (ii) c/o Video Plus, 200 Swisher Road, Lake Dallas, TX 75065 and not to remove same except in the usual course of its business including the sale of the same.

   (d) to keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments.

   (e) to pay, when due, all taxes, assessments and license fees relating to the collateral.

   (f) to keep the collateral insured against loss by fire (including extended coverage), theft and other hazards as the Secured Party may require.

   3. The $200,000 Note and the $300,000 Note executed in connection with this Amended Security Agreement are each a separate instruments and may each be negotiated by Secured Party without releasing Debtor, the Collateral, or any guarantor or co-maker. Debtor and VisionQuest consent to any extension of time of payment on either or both Notes.

   4. Waiver of or acquiescence in any default by the Debtor, or failure of the Secured Party to insist upon strict performance by the Debtor or VisionQuest of any warranties or agreements in this Amended Security Agreement, shall not constitute a waiver of any subsequent or other default or failure.

   5. Notices to either party shall be in writing and shall be delivered personally or by mail addressed to the party at the address herein set forth or otherwise designated in writing.

   6. The Uniform Commercial Code of Nevada or Texas, dependent upon where the Goods and Inventory are located, shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision of this Amended Security Agreement.

   7. The following shall constitute a default by Debtor or VisionQuest:

   (a) A default under either the $200,000 or the $300,000 Note.

   (b) Failure by Debtor or VisionQuest to comply with or perform any provision of this Amended Security Agreement.

   (c) False or misleading representations or warranties made or given by Debtor or VisionQuest in connection with this Amended Security Agreement or the Initial Agreement.

   (d) Subjection of the Collateral to levy of execution or other judicial process.

   8. (a) Upon any default of the Debtor or VisionQuest, and at the option of the Secured Party, the obligations secured by this Amended Security Agreement shall immediately become due and payable in full without notice or demand and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of collateral and disposition of the proceeds as are accorded to a Secured Party by the applicable sections of the Uniform Commercial Code of Nevada and Texas, dependent upon where the Goods and Inventory are located, respecting "Default," in effect as of the date of this Amended Security Agreement.

   (b) Upon any default, the Secured Party's reasonable attorney's fees and the legal and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising and selling the Collateral shall be chargeable to the Debtor.

   (c) The Debtor shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.

   (d) If the Debtor or VisionQuest shall default in the performance of any of the provisions of this Amended Security Agreement on their respective part to be performed, Secured Party may perform same for the Debtor's or VisionQuest's account and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the indebtedness secured hereby.

   (e) In conjunction with, addition to or substitution for those rights, Secured Party, at his discretion, may:

   (i) enter upon VisionQuest's premises peaceably by Secured Party's own means or with legal process and take possession of the Collateral, or render it unusable, or dispose of the Collateral on the VisionQuest's premises and each of the Debtor and VisionQuest agree not to resist or interfere;

   (ii) require VisionQuest to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, reasonably convenient to both parties (VisionQuest agrees that the Secured Party's address as set forth above is a place reasonably convenient to such assembling); and

   (iii) unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor and VisionQuest reasonable notice or the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice will be met if such notice is mailed, postage prepaid, to the address of the Debtor shown above, at least three days before the time of sale or disposition.

   9. Secured Party may assign this Amended Security Agreement and if assigned, the assignee shall be entitled, upon notifying the Debtor and VisionQuest, to performance of all of Debtor's and VisionQuest's obligations and agreements hereunder and the assignee shall be entitled to all of the rights and remedies of the Secured Party hereunder.

   10. The Secured Party is hereby authorized to file one or more Financing Statements.

   11. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

   12. The gender and number used in this Amended Security Agreement are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

   13. This Amended Security Agreement may not by changed orally.

   14. All references in the $200,000 Note to the Security Agreement shall mean and include both the Initial Agreement and the Amended Security Agreement. Further, except as otherwise provided herein, this Amended Security Agreement shall replace the Initial Agreement and shall govern the rights of the parties with respect to the subject matter of each such Agreement.

 IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year first above written.


                                        CONTINENTAL HERITAGE CORPORATION


                                        By: /s/ Steve Gould
                                        Steve Gould, President

                                        VISIONQUEST WORLDWIDE, INC.

                                        By: /s/Steve Gould
                                        Steve Gould, President


                                        /s/Gerald M. Holland
                                        Gerald M. Holland,
                                        as agent for the Payees